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                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of ESC Strategic Funds, Inc. of our report dated May 14, 1999 on our audits of the financial statements and financial highlights of ESC Strategic Income Fund, ESC Strategic International Equity Fund, ESC Strategic Small Cap Fund, ESC Strategic Appreciation Fund and ESC Strategic Small Cap II Fund (separate portfolios constituting ESC Strategic Funds, Inc.), which report is included in the Annual Report to Shareholders for the year ended March 31, 1999. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information relating to the ESC Strategic Funds, Inc. in this Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of ESC Strategic Funds, Inc.


PricewaterhouseCoopers LLP

Columbus, Ohio
July 29, 1999